                                                BLDG:   Ardenwood II
                                                OWNER:  500
                                                PROP:   142
                                                UNIT:   1
                                                TENANT: 14202

                                LEASE AGREEMENT

  THIS LEASE, made this 21st day of May, 1996 between JOHN ARRILLAGA, Trustee, or his Successor Trustee, UTA dated 7/20/77 (ARRILLAGA FAMILY TRUST) as amended, and RICHARD T. PEERY, Trustee, or his Successor Trustee, UTA dated 7/20/77 (RICHARD T. PEERY, SEPARATE PROPERTY TRUST) as amended, hereinafter called Landlord, and VISIONEER, INC., a Delaware Corporation, hereinafter called Tenant.

                                  WITNESSETH:

  Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") outlined in red on Exhibit "A" attached hereto and incorporated herein by this reference thereto more particularly described as follows:

ALL OF THAT CERTAIN 41,472 +/_ SQUARE FOOT, ONE-STORY BUILDING LOCATED AT 34800 CAMPUS DRIVE, FREMONT, CALIFORNIA 94555. SAID PREMISES IS MORE PARTICULARLY SHOWN WITHIN THE AREA OUTLINED IN RED ON EXHIBIT A ATTACHED THERETO. THE
ENTIRE PARCEL, OF WHICH THE PREMISES IS A PART, AND EXCLUSIVE PARKING APPURTENANT THERETO, IS SHOWN WITHIN THE AREA OUTLINED IN GREEN ON EXHIBIT A ATTACHED. THE PREMISES SHALL BE IMPROVED IN THE CONFIGURATION AS SHOWN ON EXHIBIT B TO BE ATTACHED HERETO (THE "TENANT IMPROVEMENTS"), AND IS LEASED ON AN "AS IS" BASIS, IN ITS PRESENT CONDITION, AND IN THE CONFIGURATION AS SHOWN IN RED ON EXHIBIT B TO BE ATTACHED HERETO.

  The word "Premises" as used throughout this lease is hereby defined to include the nonexclusive use of landscaped areas, sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the Premises shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered building loading areas.

  Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, and storage and other uses necessary for Tenant to conduct Tenant's business, provided that such uses shall be in accordance with all applicable governmental laws and ordinances, and for no other purpose. Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenants shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold Landlord harmless against any loss, expenses, damage, reasonable attorney's fees, or liability arising out of failure of Tenant to comply with any applicable law related to Tenant's use of the Premises. Tenant shall comply with any covenant, condition or restriction ("CC&R's") affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.

2.  TERM*
    A. The term of this Lease shall be for a period of FIVE (5) years (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2B and 3, shall commence on the 1st day of August, 1996 and end on the 31st day of July, 2001.

    B. Possession of the Premises shall be deemed tendered and the term of the Lease shall commence when the first of the following occurs:
        (a) One day after a Certificate of Occupancy is granted by the proper governmental agency, or, if the governmental agency having jurisdiction over the area in which the Premises are situated does not issue certificates of occupancy, then the same number of days after certification by Landlord's architect or contractor that Landlord's construction work has been completed; or
        (b) Upon the occupancy of the Premises by any of Tenant's operating personnel; or
        (c) When the Tenant Improvements have been substantially completed for Tenant's use and occupancy in accordance and compliance with Exhibit B of this Lease Agreement; or
        (d)  As otherwise agreed in writing.

*  It is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be pro-rated (for the number of days in the partial month)
at the Basic Rent rate scheduled for the projected commencement date as shown in Paragraph 39.
                                                        Initials: /s/
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   3.  POSSESSION  If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as herinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2B, above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 60 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

   4.  RENT
       A. Basic Rent. Tenant agrees to pay to Landlord, at such place as Landlord may designate without deduction, effect, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of THREE MILLION FOUR HUNDRED EIGHTY THREE THOUSAND SIX HUNDRED FORTY EIGHT AND NO/100 -----------------DOLLARS ($3,483,648.00-------------- ) in
   lawful money of the United States of America, payable as follows:

 See Paragraph 30 for Basic Rent Schedule

   B. Time for Payment. Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other tan the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty
(30).

   C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten
(10) days . Said late charge shall equal ten percent (10%) of each rental payment so in default.

   D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord's designated agent in addition to the Basic Rent and as Additional Rent the following:
       (a)  All Taxes relating to the Premises as set forth in Paragraph 8, and
       (b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and
       (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses including reasonable attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.
   The Additional Rent due hereunder shall be paid to landlord or Landlord's agent (I) within five days for taxes and insurance and within thirty (30) days for all other Additional Rent items after presentation of invoice from Landlord or Landlord's agent setting forth such Additional Rent and/or (II) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant's prorate share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent Items, which estimated amount shall be reconciled within 120 days of the end of each calendar year, or more frequently if landlord elects to do so at Landlord's sole and absolute discretion, as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord refunding to tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items. Within thirty (30) days after receipt of Landlord's reconciliation, Tenant shall have the right, at Tenant's sole expense, to audit, at a mutually convenient time at Landlord's office, Landlord's records relating to the foregoing expenses. Such audit must be conducted by Tenant or an independent nationally recognized accounting firm that is not being compensated by Tenant or other third party on a contingency fee basis. If such audit reveals that Landlord has overcharged Tenant, the amount overcharged shall be credited to Tenant's account within thirty (30) days after the audit is concluded.
   The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

   E. Fixed Management Fee. Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee equal to 1% of the Basic Rent due for each month during the Lease Term ("Management Fee").

   F. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at Peary/Arrillaga, File 1504, Box 6000, San Francisco, CA 94160 or to such other person or to such other place as Landlord may from time to time designate in writing.

   G. Security Deposit. Concurrently with Tenant's execution of this Lease, and subject to Paragraph 54, Tenant shall deposit with Landlord the sum of ONE HUNDRED TWENTY FOUR THOUSAND FOUR HUNDRED SIXTEEN AND NO/100 --------------- DOLLARS ($124,416.00 --------------). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for

                                                        Initials:  /s/
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                         page 2 of 8                    Initials:  /s/
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any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with
Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor. Subject to Paragraphs 51
and 52 by _______                                       See Paragraph 54

8.  ACCEPTANCE AND SURRENDER OF PREMISES   By entry hereunder, Tenant accepts
the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed; the airconditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part of parts thereof restored to their condition and configurations when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises do not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

6. ALTERATIONS AND ADDITIONS Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord (which written consent will specify whether Landlord shall require removal of said alterations and/or additions), first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the Premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, airconditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the forgoing must be made in writing and executed by both Landlord and Tenant.
Subject to Paragraph 55

7. TENANT MAINTENANCE I Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, or replacement, and in good and sanitary condition. Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, all windows (interior and exterior), window frames, plate glass and glazing (destroyed by accident or act of third parties), truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers and water fountains), electrical systems (such as panels, conduits, outlets, lighting fixtures, lamps, bulbs, tubes and ballasts), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, boilers, heaters, supply and return grills), and exterior surfaces of the building, storefronts, roofs, downspouts, all interior improvements within the premises including but not limited to wall coverings, window coverings, carpet, floor coerings, partitioning, ceilings, doors (both interior and exterior), including closing mechanisms, latches, locks, skylights (if any), automatic fire extinguishing systems, and elevators and all other interior improvements of any nature whatsoever, and all exterior improvements including but not limited to landscaping, sidewalks, driveways, parking lots including stripping and sealing, sprinkler systems, lighting, ponds, fountains, waterways, and drains. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpet caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination. Tenant hereby waives all rights under, and benefits of, Subsection 1 of Section 1932 and Section 1941 and 1942 of the California Civil Code and under any similar law, stature or ordinance now or hereafter in effect. In the event any of the above maintenance responsibilities apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such maintenance responsibilities and changes shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.

8. UTILITIES Tenant shall pay promptly, as the same become due, all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste pick-up and any other utilities, materials of services furnished directly to or used by Tenant on or about the Premises during the term of this Lease, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed. In the event the above charges apply to any other tenant(s) of Landlord where there is common usage with other tenant(s), such charges shall be allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord.
    Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruptions or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

9. TAXES
    A. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord, or if Landlord so direct, directly to the Tax collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord Tenant's proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis calculated and determined by Landlord. If the tax billing pertains
100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellations or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term "Real Property Taxes", as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy of use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises; and
(iii) all costs and fees (including

                                                          Initials:____________

                                  page 3 of 5             Initials:____________
reasonable attorneys' fees incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax of charge (I) on the value, use or occupancy of the Premises or Landlord's interest therein or (II) on or measured by the gross receipts, income or rentals from the Premises, on Landlord's business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Tax" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources. See Paragraph 53
   B. Taxes on Tenant's Property Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment: provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

10. LIABILITY INSURANCE Tenant, at Tenant's expense, agrees to keep in force during the term of this Lease a policy of commercial general insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) for bodily injury and property damage occurring in, on or about the Premises, including parking and landscape areas. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy of policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder: shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be canceled, except upon thirty (30) days' prior written notice to Landlord. A certificate of insurance said policy shall be delivered to Landlord, if, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate. Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor, or counsel shall deem adequate.

11. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.
   Tenant shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

12.  PROPERTY INSURANCE   Landlord shall purchase and keep in force, and as
Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord's agent if so directed by Landlord) the deductible on insurance claims and Tenant's proportionate share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the cost of, policy or policies of insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant's use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.
   Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained, if such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

13. INDEMNIFICATION Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

14.  COMPLIANCE   Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction of occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or cost and expense, comply with any and all reasonable requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

15. LIENS Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record. Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

16. ASSIGNMENT AND SUBLETTING Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall not sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises; or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord may require that Tenant agrees to pay to Landlord, as additional rent, all rents or additional consideration received by Tenant from its assignee, transferees, or subtenants in excess of the rent payable by Tenant to Landlord, hereunder Tenant shall by fifteen (15) days written notice, advise Landlord of its intent to assign or transfer Tenant's interest in the Lease or sublet the Premises or any portion thereof for any part of the term hereof, within fifteen (15) days after receipt of said written notice.
Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises (provided such portion equals 25% or more of the Premises) described in Tenant's notice on the date specified in Tenant's notice by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within said fifteen(15) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord's approval, all in accordance with the terms, covenants, and conditions of this paragraph 16. If Tenant intends to sublet twenty five percent (25%) or more of the Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and the Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer, or sublet the whole or any part of the Premises, with the prior written

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
consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises without also having obtained the prior written consent of Landlord, which consent shall not be unreasonably withheld. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by the operation of law without the written consent of Landlord. As a condition to its consent, Landlord may require Tenant to pay all expenses in connection with the assignment, and Landlord may require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. SEE PARAGRAPH 46.

  17. SUBORDINATION AND MORTGAGES In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to a "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its right under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.

  18. ENTRY BY LANDLORD Landlord reserves, and shall at all reasonable times after at lease 24 hours notice (except in emergencies) have the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder, to make repairs or provide any services to a contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagors or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

  19. BANKRUPTCY AND DEFAULT The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.
    Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.
    Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting an equity in the demised Premises to Tenant, in no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lessee or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.
    The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the apportionate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease, provided, however, that if the nature of Tenant's failure is such that more than thirty (30) days is reasonably required to cure the same, Tenant shall not be in default so long as Tenant commences performance within such thirty (30) day period and thereafter prosecutes the same to completion. Upon an uncured default of this lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:
      (a) The rights and remedies provided for by California Civil Code Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs (2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of the award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.
      (b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or presentation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interest under this Lease shall not constitute a termination of Tenant's right of possession.
      (c) The right to terminate this Lease by giving to Tenant in accordance with applicable law.
      (d) To the extent permitted by law, the right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law. Landlord may, from time to time, sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorney's fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceeds the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.
      (e) The right to have a receiver appointed for Tenant upon application by landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph (d) above.

  20. ABANDONMENT Tenant shall not vacate or abandon the Premises at any time during the term of this Lease (except that Tenant may vacate so long as it pays rent, provides an on-site security guard during normal business hours from Monday through Friday, and otherwise performs its obligations hereunder) and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process or law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

  21. DESTRUCTION In the event the Premise are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental

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
damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 7, Landlord shall:
        (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or
        (b) Terminate this Lease. (providing that the Premises is damaged to the extend of 33 1/3% of the replacement cost)

If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of the election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense, promptly rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, acts of Public Agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractor or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to landlord. Notwithstanding anything herein to the contrary, landlord's obligation to rebuild or restore shall be limited to the building and interior improvements constructed by landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this lease is not cancelled according to the provisions above.

  Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

  In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not.

22. EMINENT DOMAIN If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

  If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, with termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

  In the event of such a partial taking of conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

  If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided herein, this Lease shall continue in full force and effect as to the part of the Premises no so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the premises prior to such taking.

23. SALE OR CONVEYANCE BY LANDLORD In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion than constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affect by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

24. ATTORNMENT TO LENDER OR THIRD PARTY In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest of a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender of any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, the Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

25. HOLDING OVER Any holding over by Tenant after expiration or other termination the term of this Lease with the written consent of Landlord delivered to Tenant shall no constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same forms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

26.  CERTIFICATE OF ESTOPPEL  Tenant shall at any time upon not less than ten
(10) days prior written notice from the Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults,if any, are claimed. Any such statement amy be conclusively relied upon by nay prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as me be represented by Landlord; that there are no uncured defaults in landlord's performance, and that not more than one month's rent has been paid in advance.

27. CONSTRUCTION CHANGES It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawings supplied to Tenant and verification of the accuracy of any such drawings supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

28. RIGHT OF LANDLORD TO PERFORM All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If
Tenant shall fail to pay any sum of money, or   other  rent, required to be
paid by it hereunder or shall fail to perform any other term or covenant hereunder omits part of be performed, and such failure shall continue for five
(5) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obliged to, make any such payment or perform any such other term or covenant on Tenant's part to be performed, All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

29.  ATTORNEYS' FEES

     A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, than all costs and expenses, including reasonable attorneys' fees,

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
incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgement.

   B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney's fee.

30. WAIVER The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver of, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

31. NOTICES All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at Peary/Arrillaga, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054.

Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

32. EXAMINATION OF LEASE Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

33. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) days period and thereafter diligently prosecutes the same to completion.

34. CORPORATE AUTHORITY If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) represents and warrants that he is dully authorized to execute and deliver this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that this Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenants is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

36. LIMITATION OF LIABILITY In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by
Landlord:
     (a) the sole and exclusive remedy shall be against Landlord and Landlord's assets;
     (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership
     (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);
     (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;
     (e)  no judgement will be taken against any partner of Landlord;
     (f) any judgement taken against any partner of Landlord may be vacated and set aside at any time without hearing;
     (g) no writ of execution will ever be levied against the assets of any partner of Landlord;
     (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.
   Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

37. SIGNS No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.
     All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.
     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear directly from outside the Premises.

38.  MISCELLANEOUS AND GENERAL PROVISIONS
     A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

                         page 7 of 8                    Initials:  /s/
                                                                 ----------

                                                        Initials:  /s/
                                                                 ----------

        B. Choice of Law; Severability. This Lease shall in all respects be governed by and construed with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

        C. Definition of Terms. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes in plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.
    The term "person"includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

        D. Time of Essence: Time is of the essence of this Lease and of each and all of its provisions.

        E. Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's premises are a part.

        F. Incorporation of Prior Agreements; Amendments. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

        G. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

        H. Amendments for Financing. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

        I. Additional Paragraphs, Paragraph 39 through 56 are added hereto and are included as a part of this lease.

        J. Clauses, Plats and Riders. Clauses, plats and riders, if any signed by Landlord and Tenant and endorsed on or affixed to this Lease are part hereof.

        K. Diminution of Light, Air or View. Tenant convenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect his Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.

LANDLORD:                                       TENANT:

ARRILLAGA FAMILY TRUST                          VISIONEER, INC.,
                                                a Delaware coporation

            [sig]                                      [sig]
By ------------------------------               By-----------------------------
        John Arrillaga, Trustee
            [sig]                                      [sig]
Dated ---------------------------               Title -------------------------


RICHARD T. PERRY SEPARATE PROPERTY TRUST

            [sig]                                                       [sig]
By ------------------------------               Type or Print name ------------
        Richard T. Peery, Trustee
                                                             6/27/96
                                                   Dated:-----------------------
              6/27/96
Dated: --------------------------

                                  page 8 of 8           Initials: -------------

                                                        Initials: -------------

Paragraph 39 through 56 to Lease Agreement dated May 21, 1996 ("Lease") By and Between the Arrillaga Family Trust and the Richard T. Peery Separate Property Trust, as Landlord, and Visioneer, Inc., a Delaware corporation, as Tenant for 41,472 +_ Square Feet of Space Located at 34800 Campus Drive, Fremont, California.

39. BASIC RENT: In accordance with Paragraph 4A herein, the total aggregate sum of THREE MILLION FOUR HUNDRED EIGHTY THREE THOUSAND SIX HUNDRED FORTY EIGHT AND NO/100 DOLLARS ($3,483,648.00), shall be payable as follows:

     On August 1, 1996, the sum of FIFTY THREE THOUSAND NINE HUNDRED THIRTEEN AND 60/100 DOLLARS ($53,913.60) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 1997.

     On August 1, 1997, the sum of FIFTY FIVE THOUSAND NINE HUNDRED EIGHTY SEVEN AND 20/100 DOLLARS ($55,987.20) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 1998.

     On August 1, 1998, the sum of FIFTY EIGHT THOUSAND SIXTY AND 80/100 DOLLARS ($58,060.80) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 1999.

     On August 1, 1999, the sum of SIXTY THOUSAND ONE HUNDRED THIRTY FOUR AND 40/100 DOLLARS ($60,134.40) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 2000.

     On August 1, 2000, the sum of SIXTY TWO THOUSAND TWO HUNDRED EIGHT AND NO/100 DOLLARS ($62,208.00) shall be due, and a like sum due on the first day of each month thereafter, through and including July 1, 2001; or until the entire aggregate sum of THREE MILLION FOUR HUNDRED EIGHTY THREE THOUSAND SIX HUNDRED FORTY EIGHT AND NO/100 DOLLARS ($3,483,648.00) has been paid.

40. EARLY ENTRY: Tenant and its agents and contractors shall be permitted to enter the Premises prior to the Commencement Date for the purpose of installing at Tenant's sole cost and expense, Tenant's trade fixtures and equipment, telephone equipment, security systems and cabling for computers. Such entry shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay any Rent on account thereof. Any entry or installation work by Tenant and its agents in the Premises pursuant to this Paragraph 40 shall (i) be undertaken at Tenant's sole risk, (ii) not interfere with or delay Landlord's work in the Premises (if any), and (iii) not be deemed occupancy or possession of the Premises for the purposes of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from any and all loss, damage, liability, expense (including reasonable attorney's fees), claim or demand of whatsoever character, direct or consequential, including, but without limiting thereby the generality of the foregoing, injury to or death of persons and damage to or loss of property arising out of the exercise by Tenant of any early entry right granted hereunder. In the event Tenant's work in said Premises delays the completion of the interior improvements to be provided by Landlord, if any, or in the event Tenant has not completed construction of its interior improvements by the scheduled Commencement Date, it is agreed between the parties that this Lease will commence on the scheduled Commencement Date of August 1, 1996 regardless of the construction status of said interior improvements completed or to be completed by Tenant or Landlord. It is the intent of the parties hereto that the commencement of Tenant's obligation to pay Rent under the Lease not be delayed by any of such causes or by any other act of Tenant (except as expressly provided herein) and, in the event it is so delayed, Tenant's obligation to pay Rent under the Lease shall commence as of the date it would otherwise have commenced absent delay caused by Tenant.

41. EARLY OCCUPANCY: In the event the Premises leased hereunder become available for Tenant's use and occupancy prior to the scheduled Commencement Date hereof, Tenant shall have the right to occupy the Premises as of the date Landlord so completes said Premises for Tenant's use and occupancy. This Lease shall commence and Tenant shall pay to Landlord, effective as of the date Premises are delivered to Tenant, all Additional Rent expenses which are Tenant's responsibility hereunder (however, Tenant shall not be responsible for paying Basic Rent during the early occupancy period), and Tenant shall be obligated to perform, and be bound by, each and every term, covenant, and condition of this Lease. In the event Tenant occupies the Premises prior to August 1, 1996, the Term of this Lease will be extended to include the early occupancy period, i.e., if Tenant occupies said

                                                        Initial:  /s/
                                                                ----------
space on July 1, 1996, the Lease Term will be extended for one (1) month from a five (5) year Term to a five (5) year one (1) month Term).

42. "AS-IS BASIS: Subject only to Paragraphs 51 ("Punch List") and 55 ("Maintenance of the Premises") and to Landlord making the improvements shown on Exhibit B to be attached hereto and further subject to the improvements Landlord shall make related to the Option Space pursuant to the terms of Paragraph 49, it is hereby agreed that the Premises leased hereunder is leased strictly on an "as-is" basis and in its present condition, and in the configuration as shown on Exhibit B to be attached hereto, and by reference made a part hereof. Subject only to Paragraphs 51 and 55, it is specifically agreed between the parties that after Landlord makes the interior improvements as shown on Exhibit B, Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Term of this Lease.

43. CONSENT. Whenever the consent of one party to the other is required hereafter, such consent shall not be unreasonably withheld.

44. CHOICE OF LAW: SEVERABILITY. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provisions of this Lease shall be invalid, unenforceable, or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

45. ASSESSMENT CREDITS: The demised property herein may be subject to a special assessment levied by the City of Fremont as part of an Improvement District. As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest, earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord within thirty (30) days of receipt of Landlord's statement (with the related tax bill), as Additional Rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited. For example: if
(i) the property is subject to an annual assessment of $1,000,000 and (ii) a surplus of $200.00 is credited towards the current year's assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 credit as Additional Rent.

46.  ASSIGNMENT AND SUBLETTING (CONTINUED):

     A. In addition to and notwithstanding anything to the contrary in Paragraph 16 of this Lease, Landlord hereby agrees to consent to Tenant's assigning or subletting said Lease to: (i) any parent or subsidiary corporation, affiliate, or corporation with which Tenant merges or consolidates, provided that the net worth of said parent or subsidiary corporation, affiliate, or said corporation has a net worth equal to or greater than the net worth of Tenant at the time of such assignment, merger, or consolidation; or (ii) any third party or entity to whom Tenant sells all or substantially all of its assets; provided, that the net worth of the resulting or acquiring corporation has a net worth after the merger, consolidation or acquisition equal to or greater than the net worth of Tenant at the time of such merger, consolidation or acquisition. No such assignment or subletting will release the Tenant from its liability and responsibility under this Lease to the extent Tenant continues in existence following such transaction. Notwithstanding the above, Tenant shall be required to (a) give Landlord written notice prior to such assignment or subletting to any party as described in (i) and (ii) above, and (b) execute Landlord's consent document prepared by Landlord reflecting the assignment or subletting.

     B. Excess Rent. In addition to and notwithstanding anything to the contrary in Paragraph 16, Tenant, prior to sharing such excess rent with Landlord, shall first be entitled to recover from such excess rent: (i) the amount of any reasonable leasing commissions paid by Tenant to third parties not affiliated with Tenant; and (ii) a maximum of $1.00 per square foot (of the subleased space) for expense incurred by Tenant as related to tenant improvements Tenant is required to make and pay for on behalf of said subtenant. Said $1.00 per square foot allowance is limited to the subleased space and can never exceed a total of $41,472.00 for the 41,472+/- square feet leased.

                                    Page 10             Initial:  /s/
                                                                ------------
hereunder, or a total of $51,840.00 provided Tenant's space is expanded as provide for under Lease Paragraph 49, throughout the Term of this Lease, regardless of the number of times Tenant may sublease the Premises.

47. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Materials" (as defined herein) on, in, under or about the Premises and real property located beneath said Premises (hereinafter collectively referred to as the "Property");

As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic substance, material or waste which is of becomes subject to or regulated by any local governmental authority, the State of California, or the United States Government. The term "Hazardous Materials" includes, without limitation any material or hazardous substance which is (i) listed under Article 9 or defined as "hazardous" or "extremely hazardous" pursuant to Article 11 of Title 22 of the California Administrative Code, division 4, Chapter 30, (ii) listed or defined as "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act, Section 42 U.S.C Section 6901 et. seq., (iii) listed or defined as a "hazardous substance" pursuant to the Comprehensive Environmental
Response, Compensation and Liability Act, 42 U.S.C Section 9601 et. seq. (42 U.S.C Section 9601), (iv) petroleum or any derivative of petroleum, or (v) asbestos.

Subject to the terms of this Paragraph 47, Tenant shall have no obligation to "clean up", reimburse, release, indemnify, or defend Landlord with respect to any Hazardous Materials or wastes which Tenant (prior to and during the Term of the Lease) or other parties on the Property, as described below, (during the Term of this Lease) did not store, dispose, or transport in, use, or cause to be on the Property or which Tenant, its agents, employees, contractors, vendors, invitees, visitors or its future subtenants and/or assignees (if any) (during the Term of this Lease), did not store, dispose, or transport in, use or cause to be on the Property in violation of applicable law.

Tenant shall be 100 percent liable and responsible for: (i) any and all "investigation and cleanup" of said Hazardous Materials contamination which Tenant, its agents, employees, contractors, vendors, invitees, visitors or its future subtenants and/or assignees (if any), or other parties on the Property, does store, dispose, or transport in, use or cause to be on the Property, and
(ii) any claims, including third party claims, resulting from such Hazardous Materials contamination. Tenant shall indemnify landlord and hold Landlord harmless from any liabilities, demands, costs, expenses and damages, including, without limitation, attorneys fees incurred as a result of any claims resulting from such Hazardous Materials contamination.

Tenant also agrees not to use or dispose of any Hazardous Materials on the Property without first obtaining Landlord's written consent; provided, however, that Landlord's consent shall not be required for normal use of customary household and office supplies (Tenant shall provide Landlord with a list of said materials used), such as cleaner, lubricants, solvents, copier toner, etc. Tenant agrees to complete compliance with governmental regulations regarding the use or removal or remediation of Hazardous Materials used, stored, disposed of, transported or caused to be on the Property as stated above, and prior to the termination of said Lease, Tenant agrees to follow the proper closure procedures and will obtain a clearance from the local fire department and/or the appropriate governing agency. If Tenant uses Hazardous Materials, Tenant also agrees to install, at Tenant's expense, such Hazardous Materials monitoring devices as Landlord deems reasonably necessary. It is agreed that the Tenant's responsibilities related to Hazardous Materials will survive the termination date of the Lease and that landlord may obtain specific performance of Tenant's responsibilities under this Paragraph 47.

48. OPTION TO EXTEND INITIAL LEASE TERM FOR FOUR (4) YEARS: Provided Tenant is not in default (pursuant to Paragraph 19 of the Lease, i.e., Tenant has received notice and any applicable cure period has expired without cure) of any of the terms, covenants, and conditions of this Lease, landlord hereby grants to Tenant an Option to Extend the initial Term of this Lease for and additional four (4) year period (the "Extended Term") upon the following terms and conditions:


        A. Tenant shall give Landlord written notice of Tenant's exercise of this Option to Extend not later than six (6) months prior to the scheduled Termination Date of the initial Lease Term, which Termination Date is currently projected to be July 31, 2001, in which event the Lease shall be considered extended for and additional four (4) years, commencing the day immediately following the Termination Date of the initial Lease Term (for example: if Tenant exercises its Option to Extend as set forth herein the Termination Date of this Lease shall be extended to July 31, 2005 (subject however to further extension if Tenant exercises its Option to Expand as provided for in Paragraph 49 ("Option to Expand") below), upon the same terms and conditions, absent this Paragraph 48, and subject to the

                                    Page 11                   Initial:  /s/
                                                                      -------

Basic Rental set forth below. In the event that Tenant fails to timely exercise Tenant's option as set forth herein in writing, Tenant shall have no further Option to Extend this Lease, and this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph 48.

        B. The following summarizes the Basic Monthly Rental and the related per square foot charge by period under the Lease that would be applied to the Extended Term:

                Extended                Monthly
                Term Period             PSF Basic Rental Rate
                -----------             ---------------------

                08/01/01-07/31/02       $1.55
                08/01/02-07/31/03       $1.60
                08/01/03-07/31/04       $1.65
                08/01/04-07/31/05       $1.70

        C. The option rights of Tenant under this Paragraph 48, and the Extended Term thereunder, are granted for Tenant's personal benefit and may not be assigned or transferred by Tenant,(except to a parent or subsidiary corporation, or corporation with which Tenant merges or consolidates or to whom Tenant sells all or substantially all of its assets as provided for in Paragraph 46) either voluntarily or by operation of law, in any manner whatsoever. In the event that Landlord consents to a sublease or assignment under Paragraph 16, the option granted herein and any Extended Term thereunder shall be void and of no force and effect, whether or not Tenant shall have purported to exercise such option prior to such assignment or sublease.

        D. INCREASED SECURITY DEPOSIT: In the event the term of Tenant's Lease is extended pursuant to this Paragraph 48, Tenant's Security Deposit shall be increased to equal twice the Basic Rental due for the last month of the Extended Term.

49. OPTION TO EXPAND: Provided Tenant is not in default (pursuant to Paragraph 19 of the Lease, i.e., Tenant has received notice and any applicable cure period has expired without cure) of any of the terms, covenants, and conditions of this Lease, and subject to Landlord's review and approval (at Landlord's sole and absolute discretion) of Tenant's financial condition at the time Tenant exercises said Option to Expand, Landlord has agreed to give Tenant an exclusive Option to Expand into approximately 10,368 + square feet as shown in Orange on Exhibit C to be attached hereto, (hereinafter called "Option Space") under the following terms and conditions:

        A. Tenant may elect to exercise its Option to Expand at any time during the initial Lease Term, but not later February 1, 2001, by notifying Landlord in writing that Tenant is exercising its Option to Expand. Such notice must be postmarked on or before the above specified date and sent by certified mail, return receipt requested. If for any reason the notice is not duly and timely given, Tenant's rights under this Option to Expand will be null and void and without further force or effect.

        B. The notice given by Tenant to Landlord pursuant to Paragraph 49A above, shall be accompanied by the following:

            (i) Tenant's current quarterly financial statement certified by the president or chief financial officer and the last annual audited financial statements. The financial statements are to include income statements, balance sheets, statements of cash flow, and footnotes and auditor's opinion:

            (ii) Tenant's written authorization to all credit rating agencies and financial institutions of Tenant to release their credit report and/or ratings:

            (iii) A check in an amount equal to the Basic Rent due during the projected last month of the Extended Term multiplied by two(2), less the amount of the Security Deposit due Landlord and paid by Tenant under Lease Paragraph 4G; and

            (iv) A 1/8 inch scale sepia detailed floor plan reflecting Tenant's desired interior improvements to be constructed in the Option Space.

        C. Landlord, at its expense, shall prepare the Option Space with standard improvements similar in quality to those improvements to be provided to Tenant by Landlord in the space leased hereunder and in the same general configuration of the Premises leased hereunder. Tenant shall accept the Option Space upon receipt of notice from Landlord that Landlord has

                                    Page 12             Initial:  /s/
                                                                ------------
completed its improvements and the Option Space is available for Tenant's occupancy (the "Availability Date"), notwithstanding that minor details of construction may remain to be completed (in which case the parties shall agree in writing to "punch list" items, which Landlord shall complete during Landlord's normal business hours while Tenant occupies the Option Space without affecting Tenant's monetary and other obligations under this Lease).

        D. If the work required of Landlord under Paragraph 49C above is delayed due to work, changes, alterations, or additions required or made by Tenant or due to any other delay or default on the part of Tenant, all of Tenant's monetary obligations respecting the Option Space shall commence as of the Date on which it would have been available for Tenant's occupancy had such delay not occurred.

        E. Notwithstanding anything above, if Tenant uses all or any portion of the Option Space on a date earlier than that on which it is available for Tenant's occupancy, all of Tenant's monetary and other obligations respecting the Option Space shall commence as of the earlier date. Tenant shall have the same rights of early entry for the Option Space as provided in Paragraph 40 for the original Premises.

        F. The Option Space shall be deemed demised to Tenant on the Availability Date and this Lease will be deemed modified in the following respects:

                (i) The description of the Premises shall include the additional Option Space and the Leased square footage shall be increased from approximately 41,472+_ to approximately 51,840+_ square feet;

                (ii) The Term of the Lease, as related to the entire Leased Premises of 51,840+_ square feet, shall be extended from its original five (5) year Term for an additional period of five (5) years from the Availability Date (the "Option Term");

                (iii) The monthly Basic Rent payable hereunder shall be increased on the Availability Date by an amount equal to the product of: (a) the Option Space multiplied by (b) the monthly Basic Rent per square foot rate (of the original Premises leased hereunder) in effect on the Availability
Date. The monthly Basic Rent during the Option Term shall be increased by $0.05 per square foot per year on each anniversary of the original Commencement Date of the Lease. For Example: If the Availability Date is September 1,
2000, the monthly Basic Rent per square foot rate charged on the entire 51,840+_ square feet Leased would be $1.50 for the period of September 1, 2000 through July 31, 2001, and would be increased by $.05 per square foot on August 1 of each year thereafter, and the Lease Term for the entire Premises, as expanded, would be extended Five (5) years from September 1, 2000 to August 31, 2005.

        G. Although no Amendment to the Lease shall be necessary to evidence such modifications to the Lease, Tenant agrees to execute and deliver to Landlord an Amendment prepared by Landlord confirming that this Lease is so modified.

        I. The Option to Expand is invalid and Tenant shall not have any rights under this Paragraph 49 if Tenant does not give Landlord notice according to Paragraph 49A, or if at the time Tenant gives notice to Landlord to Tenant's exercise of its Option to Expand:

                (i) Tenant is, at any time prior to exercising its Option to Expand, in default (pursuant to Paragraph 19 of the Lease, i.e., Tenant has received notice and any applicable cure period has expired without cure) of any of the terms, covenants, and conditions of this Lease. It is further agreed that if Tenant has exercised its Option to Expand and is subsequently in default prior to, or at the time the lease commences on said Option Space, Landlord may at its sole and absolute discretion, rescind Tenant's Option to Expand into said 10,368+_ Option Space, and this Lease shall continue in full force and effect for the full remaining term hereof, absent of this Paragraph 49;

                (ii) Tenant does not occupy one hundred percent (100%) of the original Premises;

                (iii) Any lender (whose deed of trust, mortgage, or other security interest affects either (a) the Premises or (b) Landlord) does not approve Tenant's credit worthiness or if Landlord does not approve Tenant's credit worthiness in its solo and absolute discretion;

                (iv) Landlord cannot obtain all the necessary building permits for said Option Space within 90 days from the date Landlord receives written notice of Tenant's exercise of its Option, the rights of Tenant hereunder as related to the Option Space shall be null and void and

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Landlord shall not have any liability to Tenant, of any type whatsoever related to the Option to Expand, and ,subject to (v) below, this Lease shall continue in full force and effect for the full remaining term hereof, absent this Paragraph
49. Landlord agrees to use its best efforts to obtain the required permits within the aforementioned 90-day period. Tenant understands that, as of the date of this Lease, the Option Space is not constructed, but would be constructed by Landlord as an addition to said building subject to the terms of this Paragraph 49.

                (v) in the event this Lease has been extended as provided for in Paragraph 46 ("Option to Extend") and Landlord is unable to obtain the building permits as required for the Option Space within ninety (90) days as provided for in (iv) above, Tenant may elect to rescind its Option to Extend by giving Landlord written notice of its election to rescind within (30) days following Landlord's notice to Tenant that Landlord cannot obtain all the necessary building permits required for the Option Space within said ninety
(90) day period. In the event Tenant so exercises its right to rescind its previously exercised Option to extend, Tenant's Lease shall terminate on the later of (i) the termination date of the initial Lease Term or (ii) ninety (90) days following receipt by Landlord of Tenant's written election to rescind its Option to Extend, and said Lease shall be amended to reflect said election by Tenant and the revised Lease Termination Date.

50. ASSOCIATION DUES: The premises leased hereunder is located within a planned development and are subject to the terms and conditions stated in the Amended and Restated Declaration of Protective Convenants for Ardenwood Technology Park Agreement which includes the Ardenwood Property Owner's Association (recorded June 29, 1984 (the "Agreement"). Said Premises is subject to Association Dues to fund the cost of the Association's expense as authorized under said Agreement. As of the date of this Lease, Tenant's prorata share of the Association Dues is currently estimated at $2,089 per year and is subject to adjustment as provided for in said Agreement. Tenant has received a copy of the Agreement and understands that it will not be a member of the Association.

51. PUNCH LIST. In addition to and notwithstanding anything to the contrary in Paragraphs 5 ("Acceptance and Surrender of Premises") and 42 ("As is Basis") of this Lease, Tenant shall have thirty (30) days after the Commencement Date to provide Landlord with a written "punch list" pertaining to defects in the interior improvements constructed by Landlord for Tenant. As soon as reasonably possible thereafter, Landlord, or one of Landlords representatives (if so approved by Landlord), and Tenant shall conduct a joint walk-through of the Premises (if Landlord so requires), and inspect such Tenant Improvements, using their best efforts to agree on the incomplete or defective construction related to the Tenant Improvements installed by Landlord. After such inspection had been completed, Landlord shall prepare, and both parties shall sign, a list of all "punch list" items which the parties reasonably agree to be corrected by Landlord (but which shall exclude any damage or defects caused by Tenant, its employees, agents or parties Tenant has contracted with to work on the Premises. Landlord shall have thirty (30) days thereafter (or longer if necessary, provided Landlord is diligently pursuing the completion of the same) to complete, at Landlord's expense, the "punch list" items without the Commencement Date of the Lease and Tenant's obligation to pay Rental thereunder being affected. Notwithstanding the foregoing, a crack in the foundation, or exterior walls that does not endanger the structural integrity of the building, or which is not life-threatening, shall not be considered material, nor shall Landlord be responsible for repair of same. This Paragraph shall be of no force and effect if Tenant shall fail to give any such notice to Landlord within thirty (30) days after the Commencement Date of this Lease.

52. ASSIGNMENTS OF WARRANTIES: During the term of the Lease, Landlord hereby assigns to Tenants all of Landlord's Contractor's warranties and shall cooperate with Tenant in enforcing any of such warranties except that Landlord shall not be required to pay any legal fees or incur any expenses in this regard.

53. TENANT'S RIGHT TO CONTEST REAL ESTATE TAX ASSESSMENTS: In addition to and notwithstanding anything to the contrary contained in Paragraph 9 ("Taxes"), it is agreed that Tenant shall have the right to contest the real estate taxes and/or assessments levied against the Premises lease hereunder with the specific understanding and agreement that any such contest shall in no way and in no event relieve Tenant from Tenant's responsibility to pay all real estate taxes and assessments as they appear on the tax bill as they become due. I the event any such contest by Tenant is successful, the proportionate portion of the refund to relating to real estate taxes and assessments actually paid by Tenant shall be refunded to Tenant. It is further understood

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and agreed that Landlord shall in no event be responsible for any liability or for any cost or expense incurred by Tenant by reason of Tenant's contest of such taxes and/or assessments.

54.     SECURITY DEPOSIT IN  THE FORM OF AN IRREVOCABLE STANDBY LETTER OF
CREDIT: The cash Security Deposit provided for in Paragraph 4G of the Lease shall be deposited by Tenant with Landlord upon execution of this Lease; however, Tenant shall have the right, at Tenant's sole election, to replace one-half of the cash Security Deposit half by Landlord with an irrevocable letter of credit, drawn upon an institutional lender reasonably acceptable to Landlord in form and content reasonably satisfactory to landlord and for a term equal to the Term of the Lease plus a period of thirty (30) days. One half of the cash Security Deposit held by Landlord shall be refunded to Tenant upon Landlord's receipt of an acceptable irrevocable letter of credit. Such irrevocable letter of credit shall be renewed by the issuer prior to the renewal date thereof from time to time during the lease Term, and shall be held by Landlord as security for the faithful performance by tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant. Notwithstanding to the contrary above, the irrevocable letter of credit shall state that if, for any reason, the issuer is unable or unwilling to so renew the irrevocable letter of credit, the issuer shall automatically, without demand from Landlord, on or before any renewal date of such irrevocable letter of credit, deposit cash with Landlord i the amount of $62,208.00 as set forth in Paragraph 4G of this Lease. If Tenant defaults with respect to any provisions of the Lease and has not cured said default within the period allowed under Paragraph 19, including but not limited to provisions relation to the payment of Rent, Landlord may (but shall not be required to) draw down on the irrevocable letter of credit for payment of any sum which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. Landlord and Tenant acknowledge that such irrevocable letter of credit shall be treated as if it were a cash Security Deposit, and such irrevocable letter of credit may be drawn upon by Landlord upon written demand by Landlord presented to the issuer certifying that: "An event of default by Tenant pursuant to Paragraph 19 ("Bankruptcy and Default") of that certain Lease Agreement dated May 21, 1996, between Landlord and Tenant, has occurred (i.e., a default has occurred, Tenant has received notice of the default and any applicable cure period has expired without cure).". Landlord acknowledges that is not entitled to draw sown such irrevocable letter of credit unless Landlord would have been entitled to draw upon a cash Security Deposit pursuant to the terms of Paragraph 4G of the Lease. Concurrently with the delivery of the required information to the issuing bank, Landlord shall deliver to Tenant written evidence of the default upon which the draw down was based, together with evidence that Landlord has provided to Tenant the written notice of such default which was required under the applicable provision of Lease Paragraph 19, and evidence of the failure of Tenant to sure such default within the applicable grace period following receipt of such notice of default. If any portion of the irrevocable letter of credit is used or applied pursuant hereto, tenant shall, within ten (10) days after receipt of a written demand therefor from Landlord, restore and replace the value of such security by either (i) depositing cash with Landlord in the amount equal to the sum drawn down under the irrevocable letter of credit, or (ii) increasing the irrevocable letter of credit to its value immediately prior to such application. Tenant's failure to replace the value of the security as provided in the preceding sentence shall be a material breach of its obligation under this Lease.

55. MAINTENANCE OF THE PREMISES: In addition to, and notwithstanding anything to contrary in Paragraph 7, Landlord shall repair damage to the structural shell, foundation, and roof structure (but not the interior improvements, roof membrane, or glazing) of the building leased hereunder at Landlord's cost and expense provided Tenant has not caused such damage, in which event Tenant shall be responsible for 100 percent of any such costs for repair or damage so caused by Tenant. Notwithstanding the foregoing, a crack, in the foundation, or exterior walls that does not endanger the structural integrity of the building, or which is not life-threatening, shall not be considered material, nor shall Landlord be responsible for repair of same.

56. REPLACEMENT OF HVAC AND/OR ROOF MEMBRANE: In the event it is necessary to completely replace an air-conditioning unit, including condenser, and/or to replace the entire roof membrane (provided said replacement is not the result of Tenant's failure to maintain and repair said items or as a result of tenant's excessive use and/or damage caused by Tenant, its agents, employee, invitees, contractors, or its future subtenants and/or assignees (if any) to said items during the Term of the Lease), Landlord shall have said items replaced and shall amortize the cost of said expense over a period equal to the lesser of
(i) the useful life of said replacement in accordance with standard accounting practices or (ii) ten (10) years, and Tenant shall be responsible for paying to Landlord one hundred percent (100%) of Tenant's pro rate share of the

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amortization of said cost of said replacement based on the entire Term of this
Lease. For Example: In the event, during the initial Lease Term of five (5) years: (i) an air-conditioning unit is replaced at a cost of $5,000: and (ii) said air-conditioning unit has a useful life of fifteen years. Tenant would be charges $2,500 as Additional Rent, in which case the $2,500 would be due within thirty (30) days of Tenant's receipt of notice from Landlord ($5,000 / 10 years x 5 years = $2,500). tenant hereby waives all rights under, and benefits of subsection i of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statue or ordinance now or hereafter in effect.

In the event, the Term of the Lease is extended, pursuant to Paragraph 48 ("Option to Extend"), Paragraph 49 ("Option to Expand") or by any other agrement between Landlord and Tenant, Tenant's pro rata share of the earlier replacement cost shall be increased to include the additional amount payable to Landlord due to the Extended Term of the Lease. For Example: In the event: (i) the air-conditioning unit was replaced as illustrated above; and (ii) Tenant exercises its Option to Extend this Lease for an additional four year period, Tenant would be liable for an additional payment to Landlord of $2,000 as Additional Rent. Said payment would be due in full immediately upon Tenant's exercise of its option to Extend.

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